First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




April 7, 1999


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 335

Gentlemen:

     We   have  examined  the  Registration  Statement  File  No.
333-74969 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Robert W. Bredemeier
Senior Vice President